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                                                        EXHIBIT 16.1 TO FORM 8-K


June 1, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and, except as described in the next sentence, agree with the comments in Item 4 of Form 8-K of Aware, Inc. dated May 25, 1999. We have no basis to agree or disagree with the comments relating to the registrant's board of directors and audit committee appearing in the first paragraph of Item 4.


                                        Yours truly,

                                        /s/ Deloitte & Touche LLP
                                        -------------------------

                                        DELOITTE & TOUCHE LLP